Exhibit 5

                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                ATTORNEYS AT LAW

         NationsBank Corporate Center
            100 North Tryon Street
                  Suite 4200
     Charlotte, North Carolina 28202-4006            Other Offices:
            Telephone 704/331-7400                   Raleigh, North Carolina
            Facsimile 704/331-7598                   Rock Hill, South Carolina


                                  May 22, 1998

Glenayre Technologies, Inc.
5935 Carnegie Boulevard
Charlotte, NC  28209


Dear Gentlemen:

         You have requested our opinion in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,200,000 shares of the $.02 par value Common Stock (the Common Stock) of Glenayre Technologies, Inc. (the Company), a Delaware corporation, by the Post Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-04635 (the Registration Statement), to be filed by you with the Securities and Exchange Commission in connection with the Glenayre 1996 Incentive Stock Plan (the Plan).

         We have made such investigations of law, examined original copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and received such statements from officers and representatives of the Company, as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the additional 2,200,000 shares of the Common Stock covered by the Registration Statement have been duly and validly authorized and will be validly issued, fully paid and nonassessable when issued in accordance with the Plan and receipt by the Company of the consideration therefor.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Sincerely,



                               KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.